Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-65885, 333-81535, 333-60488, 333-135002, 333-159470, and 333-180118) of our report dated April 30, 2014, with respect to the consolidated financial statements of IOS Holdings, Inc. as of and for the year ended December 31, 2013, appearing in this Form 8-K/A of L.B. Foster Company.

/s/ Postlethwaite & Netterville
Postlethwaite & Netterville

Lafayette, Louisiana

May 22, 2015